As filed with the Securities and Exchange Commission on November 24, 1999
                                             Registration No. 333-______

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM S-8
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933
                            ________________

                       CCB FINANCIAL CORPORATION
         (Exact name of registrant as specified in its charter)

               North Carolina                56-1347849
 (State or other Jurisdiction of             (I.R.S. Employer
incorporation or organization)                Identification No.)
                       _________________________

                          111 Corcoran Street
                      Durham, North Carolina 27701

      (Address of principal executive offices, including Zip Code)
                       _________________________

                       STONE STREET BANCORP, INC.
                           STOCK OPTION PLAN
                        (Full title of the plan)
                       _________________________

                           ERNEST C. ROESSLER
                       CCB Financial Corporation
                          Post Office Box 931
                     Durham, North Carolina  27702
                             (919) 683-7777
                (Name and address of agent for service)

                                Copy to:
                         ROBERT A. SINGER, Esq.
          Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.
                    230 North Elm Street, Suite 2000
                         Post Office Box 26000
                    Greensboro, North Carolina 27420
                             (336) 373-8850
                       _________________________

                 CALCULATION OF REGISTRATION FEE (1)
                              Proposed     Proposed        Amount of
Title of          Amount to   Maximum      Maximum         Registration
Securities         be         Offering     Aggregate       Fee(1)
to be Registered  Registered  Price        Offering
                              Per Share    Price
Common Stock, $5    82,059      $45.32     $3,718,913.88     $981.79
par value           shares
Series A Junior
Participating       82,059    Not          Not             Not
Preferred Stock     rights    Applicable   Applicable      Applicable
Purchase Rights

(1) The shares of Common Stock are being offered to eligible employees of Registrant and its direct and indirect subsidiaries pursuant to options granted to them in accordance with the terms of the Stone Street Bancorp, Inc. Stock Option Plan (the "Plan") adopted by Registrant in connection with its acquisition of Stone Street Bancorp, Inc. Pursuant to Rule 457(h), the Aggregate Offering Price and the Registration Fee have been calculated on the basis of the maximum number of shares to be issued under the Plan and an Offering Price equal to the price at which the shares may be purchased pursuant to the Plan upon the exercise of the options.
(2) The Series A Junior Participating Preferred Stock purchase rights will be attached to and trade with the shares of Registrant's Common Stock.
PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

    The following documents filed by Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

       (i) Registrant's Annual Report on Form 10-K (Commission File No. 0-12358) for the year ended December 31, 1998;

       (ii) Registrant's Current Reports on Form 8-K dated April 14, 1999, April 27, 1999 and June 28, 1999;

       (iii) Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999; and

         (iv) The description of the Registrant's stock contained in its Current Report on Form 8-K dated July 1, 1983, as amended by Form 8-K/A2 dated June 14, 1996 and Form 8-K/A3 dated October 1, 1998 and its Form 8-A dated July 29, 1996.

      In addition, all documents subsequently filed with the Commission by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.

Item 4.   Description of Securities

    Not applicable.

Item 5.   Interests of Named Experts and Counsel

    Not applicable.

Item 6.   Indemnification of Directors and Officers

    Registrant is incorporated under the laws of the State of North Carolina. North Carolina's Business Corporation Act (the "BCA") contains provisions prescribing the extent to which directors and officers of a corporation shall or may be indemnified.

The BCA permits a corporation, with certain exceptions, to indemnify a current or former officer or director against liability if he acted in good faith and he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, (ii) in all other cases, that his conduct was at least not opposed to its best interests and
(iii) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify him in connection with a proceeding by or in the right of the corporation in which he was adjudged
liable  to  the  corporation  or  in  connection  with  any   other
proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such reasonable expenses incurred which the court shall deem proper.

The BCA requires a corporation to indemnify an officer or director in the defense of any proceeding to which he was a party against reasonable expenses to the extent that he is wholly successful on the merits or otherwise in his defense. Indemnification under the BCA generally shall be made by the corporation only upon a determination that indemnification of the director or officer was proper under the circumstances because he met the applicable standard of conduct. Such determination may be made by (i) the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding, (ii) if such a quorum is not obtainable, by majority vote of a committee duly designated by the Board of Directors consisting solely of two or more directors not at the time party to such proceeding, (iii) if such quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iv) by the stockholders of the corporation.

The BCA permits a corporation to provide for indemnification of directors and officers in its Articles of Incorporation or Bylaws or by contract or otherwise, against liability in various proceedings, and to purchase and maintain insurance policies on behalf of these individuals. The Articles of Incorporation of the Registrant provide for the elimination of the personal liability for monetary damages for certain breaches of fiduciary duty and the Bylaws of the Registrant provide for the indemnification of directors and officers to the maximum extent permitted by North Carolina law.

Item 7.   Exemption From Registration Claimed

    Not applicable.

Item 8.   Exhibits

     The following exhibits are filed herewith or incorporated herein by reference as part of this Registration Statement:

           4 Specimen of Registrant's Common Stock certificate (incorporated by reference to Exhibit 4.1 of Registrant's Current Report on Form 8-K dated October 1,
           1998).

           5       Opinion of Brooks, Pierce, McLendon, Humphrey  &
           Leonard, L.L.P. as to the legality of the securities being registered (filed herewith).

           23.1   Consent of KPMG LLP (filed herewith).

           23.2 Consent of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. (contained in its opinion filed herewith as Exhibit 5).

           24      Power of Attorney (filed herewith).

           99      Copy of Stone Street Bancorp, Inc. Stock  Option
           Plan (filed herewith).

Item 9.   Undertakings


   (a) The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                (i)    to  include  any  Prospectus
                    required  by Section 10(a)(3) of the Securities
                    Act of 1933;

                              (ii) to reflect in the Prospectus any
                    facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                               (iii)      to  include any  material
                    information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided,   however,   that   paragraphs
           (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3)  To remove from registration by means of a post-
           effective   amendment  any  of  the   securities   being
           registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on November 23, 1999.

                                CCB Financial Corporation
                                (Registrant)


                                By: /s/ ERNEST C. ROESSLER
                                   Ernest C. Roessler

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

  Signature                        Capacity               Date
/s/ ERNEST C. ROESSLER*           Chairman of the Board  November 23, 1999
Ernest C. Roessler                of Directors and
                                  President
                                   (principal executive
                                  officer)
/s/ SHELDON M. FOX*               Executive Vice         November 23, 1999
Sheldon M. Fox                    President and Chief
                                  Financial Officer
                                   (principal financial
                                  officer)
/s/ W. HAROLD PARKER, JR.*        Senior Vice President  November 23, 1999
W. Harold Parker, Jr.             and Controller
                                   (principal
                                  accounting officer)

/s/ WILLIAM L. ABERCROMBIE, JR.*  Vice Chairman and      November 23, 1999
William L. Abercrombie, Jr.       Director

____________________              Director               November ___, 1999
J. Harper Beall, III

/s/ JAMES B. BRAME, JR.*          Director               November 23, 1999
James B. Brame, Jr.

/s/ TIMOTHY B. BURNETT*           Director               November 23, 1999
Timothy B. Burnett

____________________              Director               November ___, 1999
Blake P. Garrett, Jr.

/s/ EDWARD S. HOLMES*             Director               November 23, 1999
Edward S. Holmes

/s/ DAVID B. JORDAN*              Vice Chairman and      November 23, 1999
David B. Jordan                   Director

____________________              Director               November ___, 1999
C. Dan Joyner

____________________              Director               November ___, 1999
Owen G. Kenan

/s/ EUGENE J. McDONALD*           Executive Vice         November 23, 1999
Eugene J. McDonald                Chairman and Director

____________________              Director               November ___, 1999
Bonnie McElveen-Hunter

/s/ HAMILTON W. McKAY, JR.*       Director               November 23, 1999
Hamilton W. McKay, Jr., M.D.

____________________              Director               November ___, 1999
George J. Morrow

/s/ ERIC B. MUNSON*               Director               November 23, 1999
Eric B. Munson

____________________              Director               November ___, 1999
David E. Shi

/s/ JIMMY K. STEGALL*             Director               November 23, 1999
Jimmy K. Stegall

/s/ H. ALLEN TATE, JR.*           Director               November 23, 1999
H. Allen Tate, Jr.

____________________              Director               November ___, 1999
James L. Williamson

/s/ PHAIL WYNN, JR.*              Director               November 23, 1999
Dr. Phail Wynn, Jr.


* BY:/s/ W. HAROLD PARKER, JR.
W. Harold Parker, Jr., Attorney-in-fact
                          EXHIBIT INDEX

Exhibit
Number                   Description

 4    Specimen of Registrant's Common Stock
      incorporated by reference

 5    Opinion of Brooks, Pierce, McLendon,
      Humphrey & Leonard, L.L.P. as to the
      legality of the securities to be registered

23.1  Consent of KPMG LLP

23.2  Consent of Brooks, Pierce, McLendon,
      Humphrey & Leonard, L.L.P.                  Included in Exhibit 5

24    Power of Attorney

99    Copy of Stone Street Bancorp, Inc. Stock Option Plan